Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3, of our reports dated February 11, 1999 on the consolidated financial statements of Siebert Financial Corp. and subsidiary ("Siebert") and Siebert, Brandford, Shank & Co., LLC included in the Annual Report on Form 10-KSB of Siebert for the year ended December 31, 1998.



/s/ RICHARD A. EISNER & COMPANY, LLP
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    Richard A. Eisner & Company, LLP

New York, New York
June 17, 1999